EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Wexford Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Wexford Trust for the period ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wexford Trust for the stated period.

/s/ Ronald H. Muhlenkamp		/s/ Anthony Muhlenkamp
Ronald H. Muhlenkamp		Anthony Muhlenkamp
President, The Wexford Trust		Treasurer, The Wexford Trust
Dated:	August 29, 2014	Dated:	August 29, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wexford Trust for purposes of Section 18 of the Securities Exchange Act of 1934.